EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gateway Energy Corporation of our report dated March 26, 2008 relating to the consolidated financial statements of Gateway Energy Corporation included in the Annual Report on Form 10-KSB for the year ended December 31, 2007.


/s/  Pannell Kerr Forster of Texas, P.C.
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     Pannell Kerr Forster of Texas, P.C.

Houston, Texas
May 20, 2008